Exhibit 10.8

GANNETT CO., INC.

TRANSITIONAL COMPENSATION PLAN

Amendment dated December 3, 2002

     Pursuant to Section 17 of the Gannett Co., Inc. Transitional Compensation Plan (the “Plan”), the Executive Compensation Committee of the Board of Directors of Gannett Co., Inc. hereby amends the Plan as follows:

     Effective as of December 3, 2002, Section 7(b)(i) is amended by replacing clause (C) with the following*:

“(C) all compensation previously deferred by the Participant, accrued and unpaid vacation pay and all other amounts to which the Participant is entitled through the Date of Termination under any compensation or benefit plan (other than amounts under the 1978 Executive Long Term Incentive Plan, the 2001 Omnibus Incentive Compensation Plan, or any comparable or successor plan (collectively, the “Incentive Compensation Plan”), the Deferred Compensation Plan or any comparable or successor plan, or the Company’s retirement and 401(k) Plans, payment under which plans shall continue to be made in accordance with their terms) of the Company;”

(*New language is underlined.)

     IN WITNESS WHEREOF, Gannett Co., Inc. has caused this amendment to be executed by its duly authorized officer as of December 3, 2002.

GANNETT CO., INC.

By: Name: Title:	/s/ Richard L. Clapp Richard L. Clapp Senior Vice President/ Human Resources